                                                                   EXHIBIT 10.33

                                            *CONFIDENTIAL TREATMENT REQUESTED.
                                             CONFIDENTIAL PORTION HAS BEEN FILED
                                             SEPARATELY WITH THE SECURITIES AND
                                                            EXCHANGE COMMISSION.


               (1)  QUATTROCENTO LIMITED

               (2)  EQUINIX UK LIMITED





               ================================================

               Counterpart/
                                     LEASE

                                - relating to -
                                      [*]
                                [*] London [*]

               ================================================




__________________________

 *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               TABLE OF CONTENTS

Clause                                                                     Page
1.  DEFINITIONS AND INTERPRETATIONS.........................................  4

2.  DEMISE..................................................................  6

3.  TENANT'S COVENANTS......................................................  6
     3.1   To Pay Rent......................................................  6
     3.2   To Pay Rates.....................................................  6
     3.3   To Pay Gas Electricity and Water Charges.........................  7
     3.4   To Pay Value Added Tax and Interest..............................  7
     3.5   To Pay Fees......................................................  7
     3.6   To Pay Share of Common Expenses..................................  7
     3.7   To Repair........................................................  8
     3.8   To Decorate......................................................  8
     3.9   To Yield Up......................................................  9
     3.10  Alterations and Signs............................................  9
     3.1   Not to Overload.................................................. 10
     3.12  To Permit Landlord to Enter...................................... 10
     3.13  Defects Notices.................................................. 11
     3.14  CDM Regulations.................................................. 12
     3.15  To Comply with Statutory Requirements etc........................ 12
     3.16  Planning Acts.................................................... 13
     3.17  To Indemnify..................................................... 13
     3.18  Prohibited Alienation............................................ 14
     3.19  Permitted Alienation............................................. 15
     3.20  Registration..................................................... 17
     3.21  Sale or Re-letting Notices....................................... 17
     3.22  Permitted Use.................................................... 18
     3.23  Nuisance......................................................... 18
     3.24  Refuse Deleterious Materials..................................... 18
     3.25  Loss of Easements................................................ 19
     3.26  Tenant's Works................................................... 19
     3.27  To Observe Covenants Affecting Freehold.......................... 19

4.  LANDLORD'S COVENANTS.................................................... 20

5.  INSURANCE............................................................... 20
     5.1  Definition........................................................ 20
     5.2  Landlord's Covenants.............................................. 20
     5.3  Tenant's Covenants................................................ 21
     5.4  Suspension of Rent................................................ 23
     5.5  Determination..................................................... 23
     5.6  Insurance in the Landlord's Office................................ 24

6.  PROVISOS............................................................  24
     6.1  Interest on Rents in Arrear...................................  24
     6.2  For Re-entry..................................................  24
     6.3  Rent Demands..................................................  25
     6.4  Consents Easements Notices etc................................  25
     6.5  No Warranty by Landlord.......................................  27

7.  RENT REVIEW.........................................................  27

8.  TENANT'S RIGHT OF DETERMINATION.....................................  30

9.  1995 ACT............................................................  31

10.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999.......................  31

THE FIRST SCHEDULE:  The Demised Premises...............................  32

THE SECOND SCHEDULE:  Rights Granted....................................  33

THE THIRD SCHEDULE:  Subjections........................................  34

THE FOURTH SCHEDULE:  Covenants by Surety...............................  35

THIS LEASE is made the 14th day of July 2000

BETWEEN:

(1) QUATTROCENTO LIMITED whose registered office is at 45 The Esplanade St Helier Jersey Channel Islands JE4 8WQ (registered in Jersey under company number 68191) ("Landlord") and

(2) EQUINIX UK LIMITED (Company Registration No. 3923886) whose registered office is at 100 New Bridge Street London EC4V 6JA ("Tenant")

WITNESSES as follows:

          1.   DEFINITIONS AND INTERPRETATION

               1.1 In this Lease the following words and expressions shall have the following meanings unless the context requires otherwise:

"Agreement for Lease" an agreement for lease in respect of the Demised Premises dated 1 June 2000 and made between the Landlord (1) and the Tenant (2)

"CDM Regulations" the Construction (Design and Management) Regulations 1994 and "Health and Safety File" has the meaning given therein

"Demised Premises" the property described in the First Schedule hereto and all additions and improvements from time to time made thereto and the Landlord's fixtures and fittings therein but excluding any airspace thereover

"Excepted Part" any part or parts of the buildings forming part of the Demised Premises comprising not less than [*] square feet of the floor space (measured on a gross internal floor area basis) provided that every Excepted Part shall have the benefit of and be subject to such rights as shall be necessary required to ensure that such Excepted Part complies with all statutory obligations and in particular fire regulations and building regulations



_______________________

 *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

"Planning Acts" the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991

"Prescribed Rate" a rate of interest of [*]% per annum above the base rate from time to time of National Westminster Bank plc or such other clearing bank as the Landlord may from time to time specify or (in the event of base rates being no longer published or used) such other comparable rate of interest as the Landlord and the Tenant may from time to time agree in writing and if not agreed as shall be determined by a chartered accountant nominated by the President or Vice-President for the time being of the Institute of Chartered Accountants on the application of either party and acting as an arbitrator in accordance with the Arbitration Act 1996

"Quarter Days" 25 March 24 June 29 September and 25 December in each year and "Quarter Day" any one of the Quarter Days

"Term" the term of years granted by Clause 2 hereof and shall include the period of any holding over extension or continuation thereof whether pursuant to statute or at common law and

"1995 Act" the Landlord and Tenant (Covenants) Act 1995

               1.2 The expressions "Landlord" and "Tenant" include their respective successors in title and "Tenant" shall include the personal representatives of the Tenant and any person in whom this Lease may from time to time be vested by whatever means

               1.3 Covenants by the Landlord shall be effective to bind the Landlord only in respect of such period when the reversion immediately expectant on this Lease is vested in the Landlord and shall not bind the Landlord personally after it shall have parted with all interest in the reversion and the Landlord shall be and is hereby released from any liability thereunder in relation to any period after it shall have parted with such reversion

               1.4 Words importing the singular number only shall include the plural and where there are two or more persons included in the expressions "Landlord" or "Tenant" covenants expressed to be made by the Landlord or the Tenant shall be deemed to be made by such persons jointly and severally

               1.5 Words importing the masculine gender only shall include the feminine and neuter genders and words denoting natural persons shall include companies and corporations and vice versa

               1.6 Any reference to this Lease shall be deemed a reference to this Lease and any deed agreement or other document supplemental or collateral hereto or entered into pursuant to the terms hereof

________________________

 *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               1.7 A reference to any Act of Parliament or statutory instrument includes any Act or instrument for the time being in force amending or replacing the same any directly applicable directive or other law of the European Union or European Community affecting the same and having direct effect in the United Kingdom and any instrument regulation or bye-law for the time being in force under any such Act

               1.8 References to the President and Vice-President of the Royal Institution of Chartered Surveyors and the Institute of Chartered Accountants include references to the equivalent officers of any Institution Association or other body of which either of them may become part.

          2.   DEMISE

In consideration of the rents hereinafter reserved and of the covenants by the Tenant hereinafter contained the Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH (but to the exclusion of all other liberties privileges easements rights or advantages whatsoever) the rights specified in the Second Schedule hereto TO HOLD the same unto the Tenant for a term of TWENTY -FIVE YEARS commencing on and including 26th June, 2000 to and including 25th June, 2025 YIELDING AND PAYING therefor FIRSTLY from the date hereof until 25th June 2001 the rent of one peppercorn (if demanded) and thereafter during the Term yearly and proportionately for any fraction of a year the rent of [*] POUNDS ((Pounds)[*]) per annum (but subject to review as hereinafter provided) such rent to be paid by equal quarterly payments in advance on the Quarter Days without any deduction whatsoever the first payment (or a duly apportioned part of it) to be made on the first anniversary of the date hereof SECONDLY in respect of the Demised Premises from and including 26th June, 2000 by way of further or additional rent on demand all sums payable by the Tenant pursuant to sub-clause 5.3.1 hereof and THIRDLY by way of further or additional rent all value added tax interest and other sums whatsoever from time to time payable by the Tenant to the Landlord pursuant to the provisions of this Lease

          3.   TENANT'S COVENANTS'

The Tenant HEREBY COVENANTS with the Landlord as follows:

               3.1  To Pay Rent

To pay the rents hereinbefore reserved on the days and in the manner aforesaid without any deduction whatsoever and without exercising or seeking to exercise any right of set-off

               3.2  To Pay Rates

To pay (or indemnify the Landlord against) all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether imposed by statute or otherwise and whether of a national or local character and whether of the nature of capital or revenue and even


_________________________

 *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

though of a wholly novel character) now or at any time during the Term payable in respect of the Demised Premises or any part thereof or by the owner or occupier thereof

               3.3  To Pay Gas Electricity and Water Charges

To pay all charges for gas electricity water telecommunications and other supplies consumed on the Demised Premises and all charges for the hire of meters and equipment in respect thereof and to observe all regulations of the gas electricity and water authorities and to keep the Landlord indemnified against the non-payment breach non-observance or non-performance thereof

               3.4  To Pay Value Added Tax and Interest

                    3.4.1 To pay any value added tax or any tax substituted therefore or levied in addition thereto and chargeable in respect of all or any rents and any other payments or supplies to be made under the provisions of this Lease

                    3.4.2 To pay to the Landlord all interest which may become due by virtue of any of the provisions of this Lease

               3.5  To Pay Fees

To pay to the Landlord on an indemnity basis all reasonable and proper costs fees charges and expenses (including legal costs and fees of bailiffs surveyors architects engineers and other professional advisers) incurred by the Landlord:

                    3.5.1 attendant upon or incidental to every application made by the Tenant for a consent or licence required or made necessary by the provisions of this Lease whether the same be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn (but not where a court has found that such consent has been unlawfully refused or withheld)

                    3.5.2 incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or incurred by or in genuine contemplation of proceedings under Sections 146 or 147 of that Act whether or not in any such case forfeiture is avoided otherwise than by relief granted by the court

                    3.5.3 in connection with the recovery of arrears of rent due from the Tenant hereunder or

                    3.5.4 in connection with the supervision of the carrying out of any works of repair or making good carried out pursuant to any notice served under the foregoing provisions

               3.6  To Pay Share of Common Expenses

To pay or repay to the Landlord within 10 days of demand a fair proportion (to be conclusively determined by the Landlord's surveyor acting properly) of any expenses incurred in repairing maintaining renewing (where beyond economic repair) and cleansing all walls fences sewers drains channels sanitary or sewerage apparatus pipes wires passageways stairways entrance ways roads pavements and other things the use of which is common to the Demised Premises and to other premises

               3.7  To Repair

At all times during the Term to keep the Demised Premises in good and substantial repair and condition and whenever necessary to rebuild reconstruct renew or replace the whole of the Demised Premises or any part thereof (except only damage by risks against which the Landlord has insured save where the insurance monies are irrecoverable in consequence of any act or default of the Tenant) and to renew and replace from time to time all landlord's fixtures and fittings and appurtenances in the Demised Premises which may become or be beyond repair at any time during or at the expiration or sooner determination of the Term AND without prejudice to the generality of the foregoing:

                    3.7.1 to clean all windows (both inside and outside) in the Demised Premises whenever necessary

                    3.7.2 to clean and repoint the external stone and brickwork of the Demised Premises when necessary during the Term and in any event in the last year thereof (howsoever determined unless carried out within the preceding three years)

                    3.7.3 to keep such parts of the Demised Premises as shall not from time to time be built upon in a clean and tidy condition and free from rubbish and weeds and deposits of materials or refuse and

                    3.7.4 to cause all electrical hydraulic and other mechanical installations and equipment whatsoever within the Demised Premises or under the control of the Tenant and serving the same to be properly and regularly serviced and maintained and when necessary repaired or replaced by qualified persons who and at intervals which are approved by the manufacturers of such installations and equipment and by the insurers of the Demised Premises

               3.8  To Decorate

                    3.8.1  Interior

Whenever necessary throughout the Term and at least in every fifth year thereof and also in the last year thereof (howsoever determined) to paint paper or otherwise decorate or treat in a proper and workmanlike manner all the inside wood metal and other parts of the Demised Premises heretofore or usually or which ought to be painted papered or otherwise decorated or treated

                    3.8.2  Exterior

Whenever necessary throughout the Term and at least in every third year thereof and in the last year thereof (howsoever determined (unless so decorated in the previous year)) to paint or otherwise suitably decorate or treat in a proper and workmanlike manner all the external parts of the Demised Premises heretofore or usually so painted or otherwise decorated or treated the tints or colours on each occasion to be first approved in writing by the Landlord and at proper intervals to apply such (if any) other treatments as may be appropriate to the remainder of the external parts of the Demised Premises

               3.9  To Yield Up

                    3.9.1 To yield up the Demised Premises with the fixtures and fittings and additions thereto (except tenant's or trade fixtures or fittings which have been lawfully removed) at the expiration or sooner determination of the Term in good and substantial repair and condition and decorated in accordance with the several covenants herein contained and to make good any damage caused to the Demised Premises by the removal of any tenant's or trade fixtures or fittings

                    3.9.2 If any alteration or addition shall have been made to the Demised Premises during the Term other than the Tenant's Works (as that term is defined in the Agreement for Lease) and unless and to the extent that the Landlord requests the Tenant in writing not to do so (whether as to the whole or part thereof) to remove the same on such yielding up together with all signs writing painting moulding or other illustration of the name or business of the Tenant and any sub-tenant and to reinstate the Demised Premises to their state and condition after completion of the Tenant's Works carried out by the Tenant pursuant to the Agreement for Lease but nevertheless in such good and substantial repair and condition as aforesaid and any dispute as to such repair and condition shall be dealt with by adopting the procedure set out in Clause
8.3 hereof

               3.10 Alterations and Signs

                    3.10.1 On any application for consent pursuant to the following provisions of this Clause to submit to the Landlord in triplicate adequate scale drawings and a specification of the alterations or additions proposed to be made

                    3.10.2 Not to exhibit any sign fascia notice or advertisement on the outside of the Demised Premises or so as to be visible outside the Demised Premises except a sign showing the trading name of the Tenant or sub-tenants subject to that sign being of a size design layout and of materials all approved in writing by the Landlord (such consent not to be unreasonably withheld or delayed)

                    3.10.3 Not to exhibit any sign notice or advertisement on the inside of the Demised Premises and visible from outside except usual and inoffensive trade advertisements notices and signs which are reasonably necessary for the purposes of the business of the Tenant and are of a kind ordinarily displayed by businesses similar to that of the Tenant

                    3.10.4 (Save in respect of the Tenant's Works) not without the prior written consent of the Landlord by deed (which shall not be unreasonably withheld or delayed) and then only in accordance with plans previously approved by the Landlord (which approval shall not be unreasonably withheld or delayed) and under the supervision and to the reasonable satisfaction of the Landlord's surveyor:

                          3.10.4.1.  to make any structural alteration or
addition to the Demised Premises or any part thereof or

                          3.10.4.2.  to exhibit any sign fascia notice or
advertisement as aforesaid or

                          3.10.4.3.  to erect any aerial mast satellite dish air
conditioning condenser or other plant machinery or apparatus whatsoever to the exterior of the Demised Premises

Save that if the Landlord has not responded to the Tenant's request within 15 working days of receiving the same then the Landlord's approval shall be deemed to have been given

               3.10.5 Save in respect of the Tenant's Works not to commence to make any alteration or addition to the Demised Premises without first covenanting with the Landlord in such terms as the Landlord may specify that unless and to the extent that the Landlord requests the Tenant in writing not to do so the Tenant shall on the expiration or sooner determination of the Term remove all or part of such alteration or addition and reinstate the Demised Premises to their former state and condition after completion of the Tenant's Works but nevertheless in such good and substantial repair and condition as hereinbefore provided

               3.10.6 If any works of alteration or addition shall be carried out in breach of any of the foregoing covenants and if the Tenant shall not remove the same and make good any damage to the Demised Premises caused by such removal and otherwise reinstate the Demised Premises to their condition prior to the carrying out of such alteration or addition (but in such good and substantial repair and condition as aforesaid) forthwith following the receipt of written notice from the Landlord requiring it to do so it shall be lawful for the Landlord to enter the Demised Premises and itself carry out such removal and reinstatement and all costs and expenses of it so doing shall be payable by the Tenant to the Landlord on demand on a full indemnity basis

               3.10.7 Provided That the Tenant may without consent carry out internal non-structural alterations subject to the Tenant supplying to the
Landlord:

                          3.10.7.1.  prior to such works being commenced
drawings and a specification thereof in duplicate and written confirmation from the fire authority that the fire certificate relating to the Demised Premises is not thereby invalidated and

                          3.10.7.2.  immediately thereafter drawings and a
specification in duplicate of any such partitioning erected or altered

          3.11 Not to Overload

Not to overload the floors of or any of the services in or to the Demised Premises nor to suspend any excessive weight from any part of the Demised Premises

          3.12 To Permit Landlord to Enter

To permit the Landlord and the Landlord's servants and agents and all other persons properly authorised by the Landlord (with or without workmen) at all reasonable times during the Term (upon prior written appointment of not less than seven days' previous notice except in the case of emergency) to enter the Demised Premises accompanied at all times by a representative of the Tenant (but not more than once in any twelve month period except in case of emergency) for the purpose of examining the state of repair and condition thereof and of taking a schedule of the landlord's fixtures and fittings therein and thereupon the Landlord may:

                    3.12.1 serve upon the Tenant notice in writing specifying any structural repairs necessary to be done in order to comply with the Tenant's obligations hereunder and/or any repairs necessary to be done to keep the Demised Premises wind and watertight and

                    3.12.2 require the Tenant to execute the same as soon as practicable and if the Tenant shall make default in complying with such notice within two months of the date thereof or in the performance of any of the Tenant's covenants herein contained it shall be lawful for the Landlord (but without prejudice to the right of re-entry hereinafter contained) to enter upon the Demised Premises and execute such repairs in accordance with the covenants and provisions hereof and the cost of such repairs (including the fees of surveyors architects engineers and other consultants employed or retained by the Landlord) shall be repaid as a debt by the Tenant to the Landlord on demand and shall be recoverable as rent in arrear

               3.13 Defects Notices

                    3.13.1 As soon as the Tenant becomes aware of the same to give notice forthwith to the Landlord of any want of repair or defect in the Demised Premises or any part thereof by reason of which the Landlord might incur liability by statute or otherwise to any other person and to display any warnings or notices which the Landlord may reasonably require for the purposes of avoiding or defraying any such liability and to immediately take all steps necessary to minimise consequential disrepair and to prevent loss damage or injury to persons or to property

                    3.13.2 Immediately upon receipt by the Tenant and forthwith after receipt by any sub-tenant of:

                            3.13.2.1.  any notice of a proposal for alteration
of the Valuation List under the Local Government Finance Act 1988 in respect of the Demised Premises

                            3.13.2.2.  any notice of the imposition or proposed
imposition of any new substituted increased altered rate tax duty charge assessment or outgoing whatsoever in respect of the Demised Premises or any part thereof or

                            3.13.2.3.  any other notice order or proposal
affecting the Demised Premises or any interest in the Demised Premises in any manner whatsoever to send a copy thereof to the Landlord and to take all reasonable steps to comply with such notice proposal order or communication and if so requested by the Landlord and at the joint expense of the Landlord and the Tenant to make or join with the Landlord in making such objections representations or appeal in respect thereof as the Landlord may require unless to do so would be prejudicial to the Tenant's use and enjoyment of the Demised Premises

                    3.14  CDM Regulations

                          3.14.1  In carrying out any works of repair alteration
or addition or any other works whatsoever to the Demised Premises to fully comply with the CDM Regulations

                          3.14.2  Within six months after completion of any
works of repair alteration or addition or any other works whatsoever to the Demised Premises to provide the Landlord with a certified copy of the Health and Safety File relating to the Demised Premises consequent upon the carrying out of such works and if the Tenant shall fail to do so the Landlord may enter the Demised Premises and carry out such inspections and investigations necessary to enable the Landlord to make a complete record of the works carried out and to obtain such other information as the Health and Safety File should contain and the Tenant shall pay the costs and expenses of the Landlord in so doing on a full indemnity basis

                          3.14.3  Upon any yielding up of the Demised Premises
to deliver up to the Landlord the Health and Safety File relating to the Demised Premises duly maintained in accordance with the CDM Regulations and containing proper reference to any works of removal and reinstatement carried out prior to such yielding up

                    3.15  To Comply with Statutory Requirements etc.

                          3.15.1  At all times during the Term to execute all
such works and do all such things as under or by virtue of any Act or Acts of Parliament and all other applicable laws of the United Kingdom and elsewhere (including without limitation directly applicable directives or other laws of the European Union or the European Community having direct effect in the United Kingdom) now or hereafter to be passed and all orders bye-laws rules and regulations made thereunder (including without limitation the Factories Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 (and any requirement of a Fire Certificate issued pursuant thereto whether issued to the Landlord the Tenant or any sub-tenant) the Fire Precautions (Workplace) Regulations 1997 (as amended) the Health and Safety at Work etc. Act 1974 the Control of Pollution Act 1974 the Environmental Protection Act 1990 the Environment Act 1995 the CDM Regulations and the Gas Safety (Installation and
Use) Regulations 1994) are or shall be directed or necessary to be executed or done upon or in respect of the Demised Premises or any part thereof or in respect of the user thereof by the owner lessee tenant or occupier thereof

                          3.15.2  Not at any time during the Term to do or omit
or suffer to be done or omitted on or about the Demised Premises any act or thing the doing or omission of which may under any such Act of Parliament or other law cause the Landlord to incur or have imposed or become liable to pay any penalty damages compensation costs charges expenses or other impositions whatsoever

                         3.15.3  To comply with all requirements and
recommendations of the competent fire authority and the insurers of the Demised Premises in relation to fire precautions affecting the Demised Premises and to supply and equip and keep the Demised Premises supplied and equipped with such fire alarm smoke detection and smoke ventilation systems and such fire fighting appliances as are necessary to so comply and to keep all such systems and appliances unobstructed and open to inspection and properly maintained

                         3.15.4  To keep all means of escape from the Demised
Premises in case of fire or other emergency clear and unobstructed at all times

                         3.15.5  Within 10 days of receipt of the same to supply
to the Landlord a certified copy of any fire certificate relating to the Demised Premises together with any amendments thereto which may be made from time to time

                    3.16 Planning Acts

                         3.16.1  At all times during the Term to comply in all
respects with the provisions and requirements of the Planning Acts 3.16.2 Save in respect of the Tenant's Works not to make any application for planning permission for change of use in respect of the Demised Premises or any part thereof

                         3.16.3  Save in respect of the Tenant's Works not
without the prior written consent of the Landlord to make any application for any other planning permission in respect of the Demised Premises or any part thereof nor to enter into any agreement with any local planning or other competent authority regulating the use or development of the Demised Premises Provided That the Landlord shall not unreasonably withhold consent to an application for planning permission in respect of works of alteration of or addition to the Demised Premises if the Landlord has granted consent for such works in accordance with this Lease

                         3.16.4  Unless the Landlord otherwise directs in
writing the Tenant will carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may be granted and implemented during the Term

                         3.16.5  Not to serve any purchase notice under the
Planning Acts in relation to the Demised Premises

                    3.17 To Indemnify

During the Term and any subsequent period during which the Tenant may remain in possession of the Demised Premises to be responsible for and to indemnify the Landlord against all claims demands actions proceedings liabilities reasonable and proper costs charges and expenses in respect of or incurred in connection with:

                         3.17.1  any damage or injury occasioned to:

                            3.17.1.1.  the Demised Premises

                            3.17.1.2.  any adjacent or neighbouring premises or

                            3.17.1.3.  any person or any other property moveable
or immoveable

by any act default or negligence of the Tenant or of the servants agents licensees or invitees of the Tenant or by any breach of the covenants on the part of the Tenant herein contained

                    3.17.2 all such works things acts and omissions as are specified in Clause 3.15 hereof

                    3.17.3 any obligation to abate a nuisance or to remedy any other matter in connection with the Demised Premises in obedience to a notice served by a local authority and

                    3.17.4  any contravention of the Planning Acts

              3.18  Prohibited Alienation

                    3.18.1 Not to assign or charge part only of the Demised Premises whether or not being an Excepted Part

                    3.18.2 Not to underlet any part or parts of the Demised Premises other than (subject to the provisions of Clause 3.19 hereof) an Excepted Part

                    3.18.3 Not to permit any underlessee of the Demised Premises or any Excepted Part to sub-underlet any part thereof or assign part only of the premises underlet

                    3.18.4 Not to grant any underlease of the Demised Premises or any Excepted Part if such grant would cause or permit the number of separate occupations of the Demised Premises at any time or from time to time to exceed four

                    3.18.5 Not to share the possession or occupation of or permit any other person to occupy the whole or any part of the Demised Premises Provided That where the Tenant is a company it may without consent share occupation of the whole or part of the Demised Premises with a company which throughout the period of such sharing is a member of the same group of companies (as defined by Section 42 of the Landlord and Tenant Act 1954) as the Tenant the Tenant covenanting that:

                            3.18.5.1.  immediately after the commencement and
termination of such sharing it will give written notice thereof to the Landlord

                            3.18.5.2.  no tenancy will be created by such
sharing and

                            3.18.5.3.  upon such company ceasing to be a member
of the same group of companies as the Tenant it shall forthwith vacate the Demised Premises

                    3.18.6 Not to hold on trust for another the whole or any part of the Demised Premises or any interest of the Tenant therein under this Lease

              3.19  Permitted Alienation

                    3.19.1 Not to assign the whole of the Demised Premises to another member of the same group of companies as the Tenant Provided That subject to the succeeding provisions of this Clause 3.19 the Tenant may so assign to another member which is a holding company and which is not itself a subsidiary ("holding company" and "subsidiary" having the meanings given by Section 736 of the Companies Act 1985)

                    3.19.2 Not to assign the whole of the Demised Premises without the prior written consent of the Landlord by deed which consent shall not be unreasonably withheld or delayed

                    3.19.3 Without prejudice to the generality of the preceding sub-clause 3.19.2 and any other matter or circumstances which may render reasonable the Landlord withholding its licence or consent to an assignment of the Demised Premises or any other condition subject to which it may be reasonable to grant such licence or consent the Landlord may withhold its licence or consent to an assignment in the circumstances set out in sub-clause
3.19.4 below or such licence or consent may be granted subject to the conditions set out in sub-clause 3.19.5 below

                    3.19.4  The circumstances referred to above are:

                            3.19.4.1.  Where any rents or other monies
whatsoever due and payable hereunder by the Tenant remain unpaid save where such rents or other monies are genuinely disputed and are the subject of court proceedings

                            3.19.4.2.  Where any works which the Tenant is or
was required to carry out as a condition of the grant of this Lease or of any agreement for the grant of this Lease have not been duly carried out in compliance with that requirement or any time limit thereby imposed unless:

                                       3.19.4.2.1  the Tenant or the proposed
assignee proffers an adequate bond or other security or

                                       3.19.4.2.2  the proposed assignee
covenants with the Landlord to complete such works

                            3.19.4.3.  Where there subsists any material breach
of any of the covenants by the Tenant herein contained which the Tenant has failed to remedy or the remedy of which has not been adequately secured in a manner or on terms reasonably acceptable to the Landlord

                    3.19.5  The conditions referred to above are:

                            3.19.5.1.  That the Tenant and the proposed assignee
enter into an authorised guarantee agreement (as defined in Section 16 of the 1995 Act) and licence to assign in such form as the Landlord shall reasonably require

                            3.19.5.2.  That any guarantor of the Tenant's
obligations under this Lease shall have guaranteed to the Landlord that the Tenant will comply with the terms and conditions of the authorised guarantee agreement referred to in the immediately preceding sub-clause in such form as the Landlord shall reasonably require

                            3.19.5.3.  That prior to completion of the proposed
assignment any surety for the proposed assignee shall first (jointly and severally if more than one) covenant with the Landlord in the terms contained in the Fourth Schedule hereto (as if references therein to the Tenant were references to the Assignee) and otherwise in such terms as the Landlord shall reasonably require

                    3.19.6 Not to underlet the whole of the Demised Premises or any Excepted Part nor permit any underlessee of the whole of the Demised Premises or any Excepted Part to assign such underlease without the prior written consent of the Landlord by deed which consent shall not be unreasonably withheld or delayed and not to so underlet or permit such assignment unless in relation to the whole of the Demised Premises or the Excepted Part as the circumstances require:

                            3.19.6.1.  The proposed underlessee or assignee has
first covenanted directly with the Landlord (jointly and severally if more than one):

                                       3.19.6.1.1  to pay the rents reserved by
the underlease and to perform and observe the covenants by the underlessee and the conditions to be contained in the underlease

                                       3.19.6.1.2  not to grant any sub-
underlease of part out of such proposed underlease and

                                       3.19.6.1.3  not to do omit or suffer or
permit in relation to the premises underlet any act or thing which would or might cause the Tenant to be in breach of this Lease or which if done omitted suffered or permitted by the Tenant would constitute a breach of this Lease

                            3.19.6.2.  Any surety for the proposed underlessee
or assignee shall first have covenanted with the Landlord (jointly and severally if more than one) as surety in such form as the Landlord shall reasonably require that the underlessee or assignee (as the case may be) will perform and observe the covenants by the underlessee and the conditions contained in the underlease and the covenants given by the underlessee pursuant to the foregoing sub-clause 3.19.6.1.1

                            3.19.6.3.  Any proposed underlease is granted in a
form first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) without any fine or premium being payable by the Tenant or the underlessee and at a rent equal to the then open market rent of the premises underlet being not less than the rent then payable hereunder if such underlease comprises the whole of the Demised Premises or not less than a due proportion of the rent then payable hereunder if such underlease comprises an Excepted Part (such rent in either case being payable in advance on the days on which rent is payable under this Lease) and contains provisions for the review of the rent thereby reserved on the basis and on the dates on which the rent hereby reserved is to be reviewed

                            3.19.6.4.  The proposed underlease of an Excepted
Part contains provisions for the repair and decoration by the underlessee of such Excepted Part and/or for the payment by the underlessee of a fair and proper proportion of the cost of repairing and decorating any part of the Demised Premises thereafter used in common by and/or being of common benefit to the Excepted Part and the remainder of the Demised Premises

                            3.19.6.5.  Any proposed underlease of an Excepted
Part which creates a tenancy to which Part II of the Landlord and Tenant Act 1954 applies contains an agreement authorised by the court pursuant to Section 38(4) of that Act excluding the provisions of Sections 24 to 28 inclusive thereof in relation to that underlease

                    3.19.7 Not to waive or vary any of the provisions of any underlease of the Demised Premises and (save where sensible commercial discretion dictates otherwise) to enforce (by proceedings arbitration or otherwise as may be appropriate) the covenants on the part of the underlessee and the provisions for review of rent contained in any underlease and not to agree any review of rent pursuant thereto without the prior written approval of the Landlord under this Lease which approval shall not be unreasonably withheld

                    3.19.8 The Landlord hereby acknowledges and agrees that the Tenant's contemplated use of the Demised Premises and the installation operation maintenance repair and replacement of telecommunications equipment and related facilities by the Tenant's customers and vendors shall not be in breach of the foregoing provisions of this Clause 3.19

              3.20  Registration

                    3.20.1 Within 28 days next after any transfer assignment mortgage charge devolution underletting of or licence to occupy (derivative or otherwise) the Demised Premises to give written notice thereof to the Landlord and to leave with the Landlord a true copy of the instrument effecting or evidencing such transmission or devolution of any estate or interest in the Demised Premises and to pay a reasonable fee being not less than Thirty Pounds ((Pounds)30) for the registration of each such notice

                    3.20.2 From time to time on demand during the Term to furnish the Landlord with full particulars of all derivative interests of or in the Demised Premises howsoever remote or inferior including particulars of the rents payable in respect of such derivative interests and such further particulars as the Landlord may require

              3.21  Sale or Re-letting Notices

To permit the Landlord and the Landlord's agents at any time during the Term to enter upon the Demised Premises (but not the interior thereof) in order to affix upon the exterior thereof (but not so as materially to obstruct or interfere with the access of light and air to or the user to the Demised Premises) notice-boards or bills for selling the same and during the last six months of the Term howsoever determined for re-letting the same and that the Tenant will not remove or obscure such notice-boards or bills and will (as well before as during the said last six months of the Term) permit all persons authorised in writing by the Landlord and accompanied by the Landlord's designated representative and the Tenant's representative and after making a prior appointment of not less than 48 hours to view the Demised Premises at reasonable hours in the daytime

              3.22  Permitted Use

Not to use the Demised Premises or any part thereof or suffer the same to be used otherwise than as an internet business exchange with ancillary offices and recreation areas or any use within Classes B1 B2 and/or B8 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 and the Landlord acknowledges and agrees that the use by the Tenant as an internet business exchange shall include the installation operation maintenance repair and replacement of telecommunications equipment and related facilities within the Demised Premises

              3.23  Nuisance

                    3.23.1 Not to do or permit or suffer any nuisance upon the Demised Premises and to abate any nuisance which may arise (whether or not through the act of any person) and not at any time to use the Demised Premises or any part thereof or allow the same to be used for any illegal or immoral purpose and not to hold any sale by auction or political meeting or public show upon the Demised Premises or use the same for gambling or residential or sleeping purposes or for any noisy offensive or dangerous trade manufacture or occupation

                    3.23.2 Without limiting the foregoing not to play any musical instrument or apparatus upon the Demised Premises which can be heard outside the Demised Premises and not to install or use in or upon the Demised Premises any machinery or apparatus which causes noise or vibration which can be heard or felt in any adjacent premises or which may cause any physical damage

              3.24  Refuse Deleterious Materials

                    3.24.1 Not to cause or permit from the Demised Premises the discharge into any drains or sewers serving the Demised Premises of any oil grease or deleterious materials or any waste or matter which is prohibited by law or which causes or is likely to cause a nuisance or annoyance or any damage obstruction or destruction thereof and to make good or remedy any damage obstruction or destruction so caused to the reasonable satisfaction of the Landlord

                    3.24.2 Not to cause or permit the discharge into the air from the Demised Premises of any fumes smoke gas soot ash dust grit or other noxious emission which is prohibited by law or which causes or is likely to cause any nuisance annoyance damage or harm

                    3.24.3 Not to cause or permit from the Demised Premises any deposit in on or under the Demised Premises or any discharge or escape from the Demised Premises of any matter substance material waste or effluent which would cause or be likely to cause:

                            3.24.3.1.  any nuisance annoyance damage or harm

                            3.24.3.2.  any pollution of any watercourse or any
controlled waters or

                            3.24.3.3.  the Demised Premises or any other land to
be contaminated land and for the purposes of this and the foregoing sub-clause:

"controlled waters" has the meaning given in Section 104 of the Water Resources Act 1991 and "harm" and "contaminated land" have the meanings given in Section 78A of the Environmental Protection Act 1990

                    3.24.4 Not to deposit any refuse or rubbish outside the Demised Premises

                    3.24.5 Until its removal from the Demised Premises to store all refuse and rubbish in such manner as causes no fire or health hazard

                    3.24.6 Not to keep any material or liquid of a dangerous corrosive toxic contaminative combustible explosive radioactive volatile unstable or offensive nature upon the Demised Premises

              3.25  Loss of Easements

Not knowingly to obstruct or suffer to be obstructed any of the windows or light or any other privilege right or easement belonging to the Demised Premises or any buildings comprised in the Demised Premises nor to permit any new window light passage drain or other encroachment or easement to be made into against upon or over the Demised Premises or any part thereof and in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person or persons whomsoever to give notice thereof in writing to the Landlord immediately the same shall come to the notice of the Tenant and to do all such things as may be proper for preventing any new encroachment or easement being made or acquired

              3.26  Tenant's Works

To carry out the works to the Demised Premises referred to in the Agreement for Lease within nine months of the date hereof to the reasonable satisfaction of the Landlord

              3.27  To Observe Covenants Affecting Freehold

At all times during the Term to observe and comply with the covenants stipulations and provisions affecting the Demised Premises including (without prejudice to the foregoing) those contained or referred to in the deeds and documents brief particulars of which are specified in the Third Schedule hereto and to keep the Landlord indemnified against all losses damages claims costs and expenses in any way relating thereto or arising from any breach of this covenant

          4.  LANDLORD'S COVENANTS'

Quiet Enjoyment

The Landlord HEREBY COVENANTS with the Tenant that the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on the part of the Tenant herein contained shall peaceably hold and enjoy the Demised Premises throughout the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord or through title paramount

          5.  INSURANCE

              5.1   Definition

In this Clause 5 "Insured Risks" means fire and such other risks as the Landlord shall in its reasonable discretion determine

              5.2   Landlord's Covenants'

The Landlord covenants with the Tenant:

                    5.2.1   To Insure

To keep insured or cause to be insured at all times throughout the Term from and against loss or damage by the Insured Risks (subject in relation to any particular risk to insurance for that risk being ordinarily available with a reputable insurer for property such as the Demised Premises and subject to such excesses exclusions or limitations as the policy of insurance may stipulate):

                            5.2.1.1.   the Demised Premises (but not the
Tenant's or trade fixtures and fittings) to the full value of the cost of rebuilding the same (to be determined from time to time by the Landlord's surveyor and to include the cost of demolition and removal of debris plus professional fees in connection with such rebuilding and value added tax (or any tax substituted therefor or levied in addition thereto) payable on any of such costs and fees and to have due regard both to the time at which such loss or damage may be sustained and to any possible delay in the commencement and execution of such rebuilding) and

                            5.2.1.2.   a sum representing three years' rent
(taking account where appropriate of any anticipated reviews thereof) payable under this Lease

                    5.2.2   To Reinstate

In the event of damage to or destruction of the Demised Premises by any of the Insured Risks then subject to:

                            5.2.2.1.   the provisions hereinafter contained in
relation to frustration of rebuilding

                            5.2.2.2.   the policy of insurance not having been
vitiated or payment of the policy monies refused in whole or in part by reason of any act or default of the Tenant or any sub-tenant or licensee of the Tenant and

                            5.2.2.3.   the Landlord being able to obtain all
necessary consents which it will use all reasonable endeavours to obtain the Landlord will lay out all monies received (and where insufficient make up the deficiency from its own funds in reinstating and rebuilding the Demised Premises with all convenient speed) PROVIDED THAT in the event of substantial damage to or destruction of the Demised Premises by an Insured Risk such rebuilding or reinstatement of the Demised Premises shall be either in the form in which they were immediately before the damage or destruction or in that form with such modifications as:

                            5.2.2.4.   may be required by any competent
authority as a condition of the grant of any consent

                            5.2.2.5.   the Landlord may reasonably make to the
design or specification thereof to reflect then current building practice or

                            5.2.2.6.   the Landlord may otherwise reasonably
require but so that the Demised Premises as rebuilt and reinstated shall provide accommodation not materially less convenient and commodious than that existing immediately before the destruction or damage

                    5.2.3   To Produce Evidence of Insurance

To produce to the Tenant upon written request (but not more than once in any insurance period save where there have been material changes) reasonable evidence of the terms of the insurance policy and of payment of the current premium

              5.3   Tenant's Covenants'

The Tenant covenants with the Landlord:

                    5.3.1   Pay Costs of Insurance

To repay to the Landlord within 14 days of demand a sum or sums of money equal to the amount or amounts from time to time paid by the Landlord for the insurance of the Demised Premises in accordance with the foregoing covenants and against public and third party liability of the

Landlord and in the revaluation of the Demised Premises for insurance purposes (provided that such revaluations shall not be carried out more than once in any three year period)

                    5.3.2   Pay Excess

In the event of any insured damage occurring to pay to the Landlord on demand the amount of any excess to be borne by the Landlord pursuant to the policy of insurance

                    5.3.3   Insurers' Requirements

                            5.3.3.1.   To comply with all requirements of the
Landlord's insurers in respect of the Demised Premises and not to do or permit to be done in or upon the Demised Premises or any part thereof anything which may increase the premium upon any policy for the insurance of the Demised Premises or any other premises or which shall invalidate or preclude the renewal of any such policy of insurance or which may be prejudicial in any way to any claim which may fall to be made thereunder

                            5.3.3.2.   If any damage to or destruction of the
Demised Premises shall occur due to any of the Insured Risks and any insurance money under any insurance effected under the terms of this Lease shall be irrecoverable by reason solely or partly of any act or default of the Tenant or its servants agents underlessees invitees or any one for whom the Tenant is responsible then the Tenant will forthwith pay to the Landlord on demand the whole or (as the case may be) the irrecoverable part of the cost (including any costs of site and debris clearance and architects' quantity surveyors' engineers' and other professional person's fees and incidental expenses) of making good such damage or destruction

                    5.3.4   Unoccupied Premises

Without limiting the foregoing to immediately notify the Landlord in writing if the Tenant ceases to occupy or trade from the Demised Premises and to comply with all requirements of the Landlord's insurers (so far as not inconsistent with the Tenant's obligations hereunder) in respect of the Demised Premises whenever the same shall be vacant and unoccupied

                    5.3.5   Information to Landlord

To inform the Landlord in writing of the cost of and the reinstatement value from time to time of all improvements additions fixtures and fittings to the Demised Premises made or affixed by the Tenant which may become Landlord's fixtures and fittings

                    5.3.6   Notice to Landlord of Damage

Upon becoming aware to forthwith give written notice to the Landlord of any damage to or destruction of the Demised Premises by any of the Insured Risks

                    5.3.7   Other Insurance

To insure and keep insured in an insurance office to be approved in writing by the Landlord:

                            5.3.7.1.   all plate and armoured glass in the
Demised Premises against loss or damage by accident to the full reinstatement value thereof

                            5.3.7.2.   (to the extent not covered by insurance
effected by the Landlord pursuant to sub-clause 5.2.1 hereof) all plant and machinery forming part of the Demised Premises against loss or damage due to explosion breakdown or other sudden or unforeseen cause and

                            5.3.7.3.   any public and third party liability of
the Tenant in respect of the Demised Premises

and whenever required to produce to the Landlord (but not more than once in any insurance period) the policy or policies of such insurance and the receipt for each last premium due in respect thereof and in case any such plant and machinery shall be destroyed or damaged by any Insured Risk all monies received in respect of the insurance thereof shall with all convenient speed be laid out in reinstating the same

              5.4   Suspension of Rent

If at any time or times during the Term the Demised Premises or any part or parts thereof shall be destroyed or so damaged by any of the Insured Risks as to be unfit for occupation or use by the Tenant and the policy effected by the Landlord shall not have been vitiated or payment of the policy monies refused in whole or in part by reason of any act or default of the Tenant the rent firstly hereinbefore reserved or such part or parts thereof as is commensurate with the part or parts of the Demised Premises or means of access so rendered unfit for occupation or use shall cease to be payable from the happening thereof until the sooner of:

                    5.4.1 the date when the same has or have been fully reinstated and rendered fit for occupation and use or

                    5.4.2 the date following the expiration of the period of loss of rent insurance to be effected by the Landlord hereunder or (if it shall occur) the postponed date of determination certified pursuant to sub-clause
5.5.1 hereof

              5.5   Determination

                    5.5.1 If reinstatement of the Demised Premises pursuant to sub-clause 5.2.2 hereof shall not have been completed so as to render the Demised Premises suitable for occupation and use on the day immediately following the expiration of the period of loss of rent insurance to be effected by the Landlord hereunder (in this Clause referred to as "Relevant Period") then either the Landlord or the Tenant may at any time thereafter (but not after the date of practical completion in relation to such reinstatement) determine this Lease by giving written notice to the other Provided That if before the expiration of the Relevant Period the Landlord's surveyor shall certify in writing a date not later than six months after the expiration of the Relevant Period by which in his opinion such reinstatement shall be so completed then such right of determination shall be postponed to the date so certified

                    5.5.2 Any such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant upon such determination any insurance monies shall belong to the Landlord absolutely

              5.6   Insurance in the Landlord's Office'

If the Landlord for the time being is an insurance company or a member of a group of companies which includes an insurance company it shall be entitled to effect or maintain in its own office or in the office of any insurance company within such group any insurance it is required to effect pursuant to this Lease and the premiums charged by the Landlord or such other company shall for the purpose of any covenant by the Tenant to pay or contribute towards the cost of such insurance be deemed to have been paid by the Landlord on the first day of the period of insurance to which the relevant premium relates

          6.  PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows:

              6.1   Interest on Rents in Arrear

If the rents hereby reserved or any part thereof or any other monies payable to the Landlord hereunder shall not be paid on any of the days herein appointed for payment (whether legally demanded or not) or if payment of the same shall be proffered to but not accepted by the Landlord during the subsistence of any breach of covenant by the Tenant which the Landlord reasonably considers would be waived by such acceptance the said rents or the parts thereof or other monies unpaid as aforesaid shall bear interest at the Prescribed Rate from the date when the same shall become due until the date of actual payment whether after or before any judgment and such interest shall for all purposes be treated as rent in arrear and be recoverable by distress or other process of law Provided That nothing in this Clause shall entitle the Tenant to withhold or delay any payment of the rent after the date upon which it first falls due or in any way prejudice affect or derogate from the rights of the Landlord under the proviso for re-entry hereinafter contained

              6.2   For Re-entry

If and whenever:

                    6.2.1 the rents hereby reserved or any part thereof shall be in arrear or unpaid for 21 days after becoming payable (whether formally demanded or not) or

                    6.2.2 there shall be any material breach non-performance or non-observance of any covenants conditions or agreements herein contained and on the part of the Tenant to be performed or observed which is not remedied within 14 days of receiving notice from the Landlord that such breach subsists or

                    6.2.3   where the Tenant for the time being is a company:

                            6.2.3.1.   an order is made or a resolution passed
for the winding-up of the Tenant or

                            6.2.3.2.   a provisional liquidator is appointed in
respect of the Tenant or

                            6.2.3.3.   an administration order is made in
respect of the Tenant or

                            6.2.3.4.   a receiver (including an administrative
receiver) is appointed in respect of the Tenant or any assets of the Tenant or

                            6.2.3.5.   any voluntary arrangement is proposed
pursuant to Part I of the Insolvency Act 1986 in respect of the Tenant or

                            6.2.3.6.   the Tenant shall otherwise cease for any
other reason to be or to remain liable under its covenants contained in or arising from this Lease or cease for any reason to maintain its corporate existence or

                    6.2.4 where the Tenant for the time being is an individual:

                            6.2.4.1.   the Tenant proposes a voluntary
arrangement under Part VIII of the Insolvency Act 1986 or

                            6.2.4.2.   the Tenant suffers a bankruptcy order to
be made under the said Act or shall petition the court for his or her own bankruptcy or

                    6.2.5 the Tenant shall enter into any arrangement or composition for the benefit of the creditors of the Tenant or shall suffer any distress or execution to be levied on the goods of the Tenant

THEN and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and to peaceably hold and enjoy the same as if this Lease had not been granted and thereupon the Term shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach by the Tenant of any of the obligations on the part of the Tenant herein contained

              6.3   Rent Demands

The demand for or the acceptance of rent or any other monies due under this Lease by the Landlord or its agents shall not waive any breach of the Tenant's covenants or the conditions contained in this Lease and any such breach shall for all purposes of this Lease constitute a continuing breach

              6.4   Consents Easements Notices etc.

                    6.4.1 Any licence or consent to be given by the Landlord pursuant to this Lease shall unless the Landlord otherwise first expressly agrees in writing be given only by deed under seal duly executed by the Landlord

                    6.4.2 The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise

                    6.4.3 Notwithstanding any rights hereby granted to the Tenant and the covenants by the Landlord contained in this Lease the Landlord may at any time hereafter without obtaining any consent from the Tenant and without paying any compensation to the Tenant erect any new buildings of any height depth or width on any land not included in this demise now or at any time hereafter belonging to the Landlord or raise to any height or extend or add to in width or depth or otherwise alter any existing or new building on any such land whether or not such new or extended or altered building may obstruct or affect the passage of light and air or the access to the Demised Premises or any new building replacing the Demised Premises in whole or in part

                    6.4.4 The Landlord may settle or compromise with any other party any claim or entitlement in respect of interference to or infringement of any rights of light or air or any other easement or enjoyment to which the Demised Premises may from time to time be entitled on such terms and conditions as the Landlord in its discretion may think fit without the consent or approval of the Tenant and without being liable to the Tenant for any damages or compensation whatsoever in respect thereof

                    6.4.5 Any notice to be served or given hereunder shall be sufficiently served or given:

                            6.4.5.1.   on or to the Tenant if delivered to or
sent by recorded delivery or registered post to the Tenant at the Demised Premises or to its usual principal place of business in the United Kingdom or (if a company) to its registered office which at the date of such delivery or sending is registered with the Registrar of Companies or (if an individual) to his usual place of abode in the United Kingdom and if sent by recorded delivery or registered post such service shall be deemed to be made on the working day following the date of posting and

                            6.4.5.2.   on or to the Landlord if delivered to or
sent by recorded delivery or registered post to the Landlord at its registered office which at the date of such delivery or sending is registered with the Registrar of Companies or to such other address for service as the Landlord shall from time to time notify in writing to the Tenant hereunder and if sent by recorded delivery or registered post such service shall be deemed to be made on the working day following the date of posting

                    6.4.6 The Clause headings hereto and the heading of any Schedule hereto shall not affect the construction of this Lease

               6.5  No Warranty by Landlord

The Landlord gives no warranty express or implied that the use of the Demised Premises or any part thereof for any specific purpose is authorised under the Planning Acts or otherwise or that the Demised Premises or any part thereof are suitable for the purpose of the Tenant or for any purpose

          7.   RENT REVIEW

               7.1 With effect from each of the fifth tenth fifteenth and twentieth anniversaries of the date on which the Term is herein expressed to commence (the date of the relevant anniversary being "Review Date") the rent firstly hereby reserved payable hereunder shall be the Reviewed Rent as defined in Clause 7.2 hereof

               7.2  The Reviewed Rent shall be whichever is the greater of:

                    7.2.1 the rent payable hereunder immediately prior to the Review Date (but ignoring for such purpose any suspension of rent pursuant to the terms of this Lease) or

                    7.2.2 the open market rent which would become payable for the Demised Premises after the expiry of a rent free period for fitting out works of such length as would be negotiated on a letting of the Demised Premises at the Review Date if the Demised Premises were so let with vacant possession in the open market by a willing landlord to a willing tenant without payment of any premium or other capital sum by the Tenant for a term of 10 years commencing on the Review Date and on the same terms in all other respects as this Lease except the rent hereby firstly reserved but including the same provisions for rent review as are herein contained but effective from every fifth anniversary of the date of commencement of the term of such letting

Assuming:

                    7.2.3 that the Demised Premises may be used for any use within the same Class in the Schedule to the Town and Country Planning (Use Classes) Order 1987 as any use from time to time permitted hereunder

                    7.2.4 that the Demised Premises are ready for immediate use and occupation

                    7.2.5 that all the Tenant's obligations herein have been complied with

                    7.2.6 that any destruction of or damage to the Demised Premises has been made good before the Review Date

                    7.2.7 that any additions or alterations carried out on or to the Demised Premises during the Term which have diminished the rental value of the Demised Premises have been removed or reinstated

                    7.2.8 that the Tenant and any prospective willing tenant is registered as a taxable person under the Value Added Tax Act 1994 and is entitled to credit as input tax any value added tax payable by the Tenant on the rents and other sums payable to the Landlord hereunder

                    7.2.9 that no reduction is to be made to take account of any rental concession or other inducement for fitting out works which on a new letting with vacant possession might be granted to an incoming tenant

                    7.2.10 that the gross internal floor area of the Demised Premises is [*] square feet

But disregarding:

                    7.2.11 any effect on rent of the fact that the Tenant any authorised sub-tenant or their respective predecessors in title have been in occupation of the Demised Premises

                    7.2.12 any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant any authorised sub-tenant or their respective predecessors in title and

                    7.2.13 any increase in rental value of the Demised Premises attributable to the existence at the Review Date of any improvement to the Demised Premises or any part thereof carried out with the prior written consent of the Landlord where required otherwise than pursuant to an obligation to the Landlord or its predecessors in title by the Tenant any authorised sub-tenant or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of any agreement to grant the Term (it being acknowledged that the items of works described in the Agreement for Lease constitute improvements to be disregarded under this sub-clause 7.2.13 or

                    7.2.14 the rent payable on the basis of the operation of the following formula:

A x B

where A is the rent per square foot per annum based on [*]% of the open market rental value which would be payable for a [*] square foot industrial and/or warehouse building of the same specification as the Demised Premises of not less than five years in age situated within a three mile radius of the Demised Premises and otherwise on the same terms and conditions as set out in sub-clause
7.2.2 (other than sub-clause 7.2.10) and

where B is [*] square feet

__________________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              7.3.1  The Landlord and the Tenant (or their
          respective surveyors) may at any time consult together and endeavour to reach agreement as to the amount of the Reviewed Rent

                    7.3.2 If the Landlord and the Tenant (or their surveyors as aforesaid) shall fail so to consult or to agree upon the Reviewed Rent by the date one calendar month after the Review Date (or within such extended period as the Landlord and the Tenant mutually agree in writing) the determination of the Reviewed Rent may at the instance of either party be referred to a duly qualified independent surveyor to be appointed by agreement between the Landlord and the Tenant and in default of such agreement to be appointed on the application of either party by the President or any Vice-President for the time being of the Royal Institution of Chartered Surveyors (who shall from time to time if necessary appoint a successor or successors) and any surveyor appointed shall act as an independent expert and the costs thereof shall be paid as determined by the surveyor or in the absence of any such determination by the Landlord and the Tenant in equal shares

                    7.3.3 In acting as an independent expert the surveyor shall allow the parties to submit representations and cross-representations as to their opinion of the Reviewed Rent and shall have due regard to the same but shall nevertheless determine the Reviewed Rent in his own absolute discretion

               7.4 Forthwith after the Reviewed Rent has from time to time been ascertained in accordance with the foregoing provisions a memorandum specifying the Reviewed Rent shall be recorded in writing by separate instrument and signed by or on behalf of the Landlord and the Tenant and shall at all times thereafter be conclusive evidence of the amount of the rent then payable and the Tenant shall pay the Landlord's costs of preparing and completing such memorandum

                              7.5.1 The Tenant shall as from and including the Review Date pay the Reviewed Rent at the time and in manner aforesaid which Reviewed Rent shall remain payable until it shall be further increased pursuant to the provisions of this Clause or until the expiration of the Term (whichever shall first occur)

                    7.5.2 If the Reviewed Rent shall for any reason not have been ascertained prior to the Review Date the Tenant shall continue to pay rent at the rate payable immediately prior to the Review Date until the Reviewed Rent shall have been ascertained and upon the date ("Due Date") 14 days after the date of such ascertainment there shall be payable (in addition to any rent then due and payable at the rate of the Reviewed Rent):

                           7.5.2.1.  such sum ("Addition") as with the rent
already paid for the period from and after the Review Date down to the Quarter Day following the Due Date will equal the total amount of the Reviewed Rent payable for that period and

                           7.5.2.2.  interest at the 3% below the Prescribed
Rate from the Review Date to the Due Date calculated on a day-to-day basis and compounded quarterly on the Quarter Days on so much of the Addition as would from time to time have become payable if the Reviewed Rent had been ascertained prior to the Review Date

               7.6 If at any Review Date the Landlord is prevented by any Act of Parliament from reviewing rent pursuant to this Clause then the Landlord may by written notice to the Tenant postpone such Review Date to the first day upon which such review may lawfully be implemented but if the Landlord shall not so require then the Review Date shall be that specified hereunder or as otherwise stipulated or permitted by such Act of Parliament

          8.   TENANT'S RIGHT OF DETERMINATION

The Tenant may determine this Lease on the fifteenth and/or twentieth anniversary of the Term (either such date hereinafter referred to as "Determination Date") if the Tenant gives to the Landlord not less than 12 months' prior written notice of such determination expiring on the Determination Date and if such notice is given and if the Tenant shall up to the Determination Date have:

               8.1  paid all rents due under this Lease

               8.2  performed its obligations pursuant to Clause 3.9 above and

               8.3 either the Reinstatement Notice (as defined below) has been complied with or the Reinstatement Sum (as defined below) has been paid to the Landlord in accordance with the following provisions:

                    8.3.1 the Landlord shall instruct the Landlord's surveyor (who shall act as an independent and impartial expert) to inspect the Demised Premises no later than six weeks prior to the Determination Date

                    8.3.2 the Landlord's surveyor shall be instructed to notify the Tenant in writing ("Reinstatement Notice") no later than four weeks prior to the Determination Date of any works which in the reasonable opinion of the Landlord's surveyor must be undertaken by the Tenant in order to comply with the obligations contained in Clause 3.9 by the Determination Date ("Reinstatement Works") and what in the reasonable opinion of the Landlord's surveyor represents the proper and reasonable cost of carrying out the Reinstatement Works ("Reinstatement Sum")

                    8.3.3 if a Reinstatement Notice shall be served on the Tenant and the Reinstatement Works shall not have been completed to the reasonable satisfaction of the Landlord's surveyor on or before the Determination Date then the Tenant shall on the Determination Date or within seven working days of written demand whichever shall be the later pay to the Landlord the Reinstatement Sum and

                    8.3.4 the Landlord shall immediately place the Reinstatement Sum in a separate designated interest bearing deposit account and shall apply the Reinstatement Sum in carrying out and completing the Reinstatement Works as soon as is reasonably practicable and in any event within three months after the Determination Date and shall within seven working days after completion of the Reinstatement Works or the expiry of the said three month period whichever shall be the earlier pay to the Tenant any difference between the Reinstatement Sum and the costs actually incurred by the Landlord in carrying out the Reinstatement Works together with all interest accrued on the balance of the Reinstatement Sum being repaid to the Tenant (less any tax properly payable on such interest) and the Landlord shall at the request of the Tenant produce satisfactory documentary evidence of the sums so incurred then on the Determination Date this Lease shall absolutely determine and be of no further effect but such determination shall be without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant or condition hereunder

          9.   1995 ACT

It is agreed and declared that the tenancy hereby created is a new tenancy for the purposes of the 1995 Act

          10.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless otherwise expressly stated nothing in this Lease shall create or confer any rights or other benefits pursuant to the Contracts (Rights of Third Parties) Act 1999 in favour of any person other than the parties to this Lease

          IN WITNESS whereof this Deed has been duly executed and delivered unconditionally on the date first before written

                              THE FIRST SCHEDULE

                             THE DEMISED PREMISES

The land and buildings known as [*] London [*] shown for identification purposes only edged red on the attached plan

____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              THE SECOND SCHEDULE


                                Rights Granted

1. The exclusive right to use the airspace above the Demised Premises for all reasonable purposes in connection with the use and enjoyment of the Demised Premises and the construction and retention of any alteration or addition to the Demised Premises for consent has been obtained pursuant to the provisions of this Lease and for the proper performance and observance of the Tenant's covenants and the conditions herein contained but not further or otherwise

2.   The exclusive right to exhibit signs as detailed in sub-clause 3.10.2

                              THE THIRD SCHEDULE


                                  Subjections

All matters contained or referred to in the property and charges registers of title numbers [*] and [*]


_________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              THE FOURTH SCHEDULE


                              Covenants by Surety

1. The Tenant will pay the rents reserved and observe and perform the covenants conditions and agreements contained in this Lease and on the part of the Tenant thereunder to be observed and performed as well after as before any disclaimer of this Lease by any liquidator or trustee in bankruptcy or by the Crown

2. In case of default in such payment of rent or other monies or performance or observance of any of the covenants as aforesaid during the currency of the Term and also thereafter during such period as the Tenant remains in occupation of the Demised Premises the Surety will pay and make good to the Landlord within 10 working days of demand all loss damages and reasonable costs and expenses thereby properly arising or incurred by the Landlord

3. If the Tenant (being an individual) shall die or become bankrupt or (being a company) shall enter into liquidation and if a trustee in bankruptcy of the Tenant or a liquidator of the Tenant (as the case may be) shall disclaim this Lease or it if shall be forfeited or if it shall vest bona vacantia the Landlord may within six months after any such event by notice in writing require the Surety to take a lease of the Demised Premises for a term equal to the residue of the Term remaining unexpired at the date of such event at the same rents as are hereinbefore reserved (including reviewed rents and so that if any review is current but undetermined at the date of such event the rent first reserved by the new lease shall from the commencement thereof be the reviewed rent which in respect of the periods before and after such determination shall be payable on the terms contained in sub-clause 7.5.2 hereof) and subject to the like covenants and conditions as are contained in this Lease and in any licence or deed supplemental or relating to this Lease (but effective from the date of this Lease insofar as any of such covenants and conditions shall not have been performed and observed by the Tenant) and on the execution of such new lease the Surety shall execute and deliver to the Landlord a counterpart thereof and pay the reasonable and proper costs of the Landlord in granting the same

4. If the Landlord does not require the Surety to take a lease of the Demised Premises the Surety will nevertheless within 10 working days of demand pay to the Landlord a sum equal to the rents and other payments that would have been payable under this Lease but for the disclaimer or forfeiture until the expiration of six months from the date of disclaimer or forfeiture or until the earlier date upon which the Demised Premises shall be re-let by the Landlord

5. The Surety acknowledges that anything done omitted or agreed by the Tenant is done omitted or agreed with the concurrence of the Surety

6. The Surety waives any right to participate in any review of rent under this Lease and any rights the Tenant may have of first requiring the Landlord to proceed against or claim payment from the Tenant or any other person and the Surety agrees to subordinate and does hereby subordinate any and all claims the Surety may have against the Tenant existing now or arising later (whether in respect of payment made under this paragraph or otherwise) to any and all claims by the Landlord under this Lease and shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease until the obligations on the part of the Surety or of the Tenant under this Lease shall have been performed or discharged

7. The Surety will be liable to the Landlord as sole or principal debtor or covenantor for all obligations on the part of the Tenant herein contained and will not be released or discharged in whole or in part by:

7.1 any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said rents or other monies when the same become payable or any refusal to accept payment thereof or in enforcing the performance or observance of the covenants herein on the Tenant's part contained or any time which may be given by the Landlord to the Tenant

7.2 any legal limitation immunity disability incapacity or other circumstances affecting the liability of the Tenant or

7.3 any variation waiver release or modification of any of the terms of this Lease or the granting of any consent hereunder or the surrender of any part of or other change or modification of or to the Demised Premises or any part thereof and the Surety agrees to be a party to any document effecting or evidencing any of the foregoing for the purpose of being bound by the same and by the terms and conditions thereof

THE COMMON SEAL of                 )
QUATTROCENTO LIMITED was           )
hereunto affixed in the presence:  )



                                   Director



                                   Director

THE COMMON SEAL of                         )
EQUINIX UK LIMITED                         )
was hereunto affixed in the presence of:   )



                                           Director



                                           Secretary